To the Governor of the Commonwealth of Pennsylvania:

         Sir: -- In compliance with the requirements of an act of the General Assembly of the Commonwealth of Pennsylvania, entitled "An act to provide for the Incorporation and regulation of certain corporations," approved the 29th day of April A.D. 1874, and the several supplements thereto, the undersigned, ________________ all ____________ of whom are citizens of Pennsylvania, having associated themselves together for the purpose hereinafter specified, and desiring that they may be incorporated, and that letters patent may issue to them and their successors according to law, do hereby certify:

         1. The name of the proposed corporation is Consumers Mining Company.

         2. Said corporation is formed for the purpose of mining and producing coal and manufacturing coke and the by-products of coal and coke; buying, transporting, marketing and selling coal and coke, and the by-products thereof; and in connection therewith purchasing, leasing and acquiring in fee simple, or otherwise, real estate, coal and coal rights, buildings, improvements, dwelling, houses, machinery and appliances, and holding, selling, leasing, exchanging or otherwise disposing of the same.

         3. The business of said corporation is to be transacted in the City of Pittsburgh, County of Allegheny and State of Pennsylvania.

         4.       Said corporation is to exist perpetually.

         5. The names and residences of the subscribers and the number of shares subscribed by each, are as follows:
     Name                              Residence               No. of Shares
Charles M. Thorp                     Pittsburgh, Pa.               248
S. Leo Ruslander                         " "                         1
George K. Warn                           " "                         1
================================================================================

         6. The number of directors of said corporation is fixed at three, and the names and residences of the directors chosen for the first year are as follows:
     Name                             Residence
Charles M. Thorp                   Pittsburgh, Pa.
S. Leo Ruslander                       " "
George K. Warn                         " "


         7. The amount of capital stock of said corporation is twenty-five thousand ($25,000) dollars, divided into two hundred fifty (250) shares of the par value of one hundred ($100) dollars each, and Twenty-five hundred ($2,500) dollars being ten (10%) percent of said capital stock, has been paid to the treasurer of said corporation, whose name and residence are:

                         D. A. Burt, Steubenville, Ohio.

         8. The power is hereby given to the board of directors of said corporation to sell, release and convey, from time to time, the real estate of said corporation or any part thereof.

                                         Charles M. Thorp        (SEAL)
                                         S. Leo Ruslander        (SEAL)
                                         George K. Warn          (SEAL)


State of Pennsylvania                  )
                                       )    ss:
County of Allegheny                    )

         Before me a Notary Public in and for the county aforesaid, personally came Charles M. Thorp, S. Leo Ruslander and George K. Warn who in due form of law acknowledged the foregoing instrument to be their net and deed for the purposes therein specified.

         Witness my hand and seal of office, this 3rd day of May, 1918.

                                                           (SEAL)

State of Pennsylvania     )             Anna L. Norton, Notary Public
                          ) ss:
County of Allegheny       )             My commission expires February 21,
                                        1919.

Personally appeared before me this 3rd day of May, 1918.
Charles M. Thorp, S. Leo Ruslander and George K. Warn who being duly sworn, according to law depose and say that the statements contained in the foregoing instrument are true.

Sworn to and subscribed before me, the day and year aforesaid
Anna L. Norton, Notary Public                               Charles M. Thorp
(SEAL)                                                      S. Leo Ruslander
My commission expires February 21, 1919                     George K. Warn


                       APPLICATION OF CONSUMERS MINING CO.
                                EXECUTIVE CHAMBER

                                                   Harrisburg, Pa.  May 29, 1918

To the Secretary of the Commonwealth

         Having examined the within application and found it to be in proper form, and within the purposes [??] of the class of corporations specified in section two of the act, entitled "An act to provide for the incorporation and regulation of certain corporation," approved April 30th, A.D. 1874, and the several supplement thereto, I hereby approve the same, and direct that letters patent issue according to law.
                                                 Martin G. Brumbaugh
                                                 -------------------------------
                                                                        Governor

                               SECRETARY'S OFFICE

PENNSYLVANIA, SS:

     Enrolled in Charter Book, No. 173 page 46.

     Witness my hand and seal of Office, at Harrisburg, this 29th day of May A.D. 1918.

                                         Frederick A. [Text Illegible]
                                         Secretary of the Commonwealth

                            CONSUMERS MINING COMPANY

         JOINT AGREEMENT OF MERGER AND CONSOLIDATION made and entered into as of this 21st[??] day of May, 1930, by and between CONSUMERS MINING COMPANY, a corporation of the Commonwealth of Pennsylvania, and the Directors thereof, parties of the first part, LA BELLE COKE COMPANY, a corporation of the Commonwealth of Pennsylvania, and the Directors thereof, parties of the second part, and WHEELING COKE COMPANY, a corporation of the Commonwealth of Pennsylvania, and the Directors thereof, parties of the third part:

         WHEREAS the principal and registered offices of the Consumers Mining Company, of the La Belle Coke Company and of the Wheeling Coke Company in the Commonwealth of Pennsylvania are at Pittsburgh, Pennsylvania, and

         WHEREAS the Consumers Mining Company, under the Certificate of Incorporation of said Company filed in the office of the Secretary of the Commonwealth of Pennsylvania, on or about the 29th day of May, 1918, has an authorized capital stock of twenty-five thousand dollars ($25,000.00), divided into two hundred and fifty (250) shares of the par value of one hundred dollars ($100.00) each, all of which are common stock; and there have been duly issued and are now outstanding certificates for two hundred and fifty (250) shares of said common stock, and

         WHEREAS La Belle Coke Company, under the Certificate of Incorporation of said Company filed and recorded in the office of the Secretary of the Commonwealth of Pennsylvania on or about the 8th day of December, 1903, has an authorized capital stock of thirty thousand dollars ($30,000.00) divided into three hundred (300) shares of the par value of one hundred dollars ($100.00) each, all of which are common stock; and there have been duly issued and are now outstanding certificates for three hundred
(300) shares of said common stock, and

         WHEREAS Wheeling Coke Company, under the Certificate of Incorporation of said Company filed and recorded in the office of the Secretary of the Commonwealth of Pennsylvania on or about the 14th day of April, 1903, has an authorized capital stock of thirty thousand dollars ($30,000.00) divided into three hundred (300) shares of the par value of one hundred dollars ($100.00) each, all of which are common stock; and there have been duly issued and are now outstanding certificates for three hundred (300) shares of said common stock, and

         WHEREAS the above-mentioned corporations are transacting the same or a similar line of business, and

         WHEREAS the respective Boards of Directors of said corporations deem it advisable, to the end that greater efficiency and economy of management may be accomplished and otherwise and generally to the advantage and welfare of said corporations and their several[??] and respective stockholders, to merge and consolidate said corporations under and pursuant to the provisions of an act of the General Assembly of the Commonwealth of Pennsylvania, entitled "An Act authorizing the merger and consolidation of certain corporations," approved May 3, 1909, and of such other statutes of the Commonwealth of Pennsylvania as may be applicable thereto.

         [Text illegible] [NOW???,] THEREFORE, in consideration of the premises and the mutual agreements, provisions, covenants and grants here in contained, it is hereby agreed by and between the said parties hereto, and in accordance with said statutes, that the property, corporate rights, franchises, powers and privileges of La Belle Coke Company and Wheeling Coke Company shall be and they are hereby are merged and consolidated with and into those of Consumers Mining Company and shall be transferred to and vested in said last mentioned corporation, upon the consent thereto by the stockholders of each of said corporations and the filing of certificates thereof, and the certificate of the Auditor General required by law in such cases, with a copy of this agreement, in the office of the Secretary of the Commonwealth, and upon the approval of the Governor and of such other governmental authorities as may have jurisdiction; and the said parties hereto do hereby prescribe the following terms and conditions for said merger and consolidation, and the mode of carrying the same into effect:

         ARTICLE I. The name of the consolidated corporation is and shall be and
remain  CONSUMERS  MINING  COMPANY,   the  same  being  hereinafter  called  the
"Consolidated Corporation."

         ARTICLE II. The number of directors shall be three, and the names and places of residence of the first directors of said Consolidated Corporation, who shall hold office until their successors be chosen or appointed according to the by-laws of said corporation, are as follows:

                      NAME                            RESIDENCE
                  Isaac M. Scott                Wheeling, West Virginia
                  Alex Glass                    Wheeling, West Virginia
                  Geo. W. Gehres                Pittsburgh, Pennsylvania



         The  first  officers  of  said  Consolidated  Corporation  shall  be  a
President,   Vice-President,   Treasurer,  Assistant  Treasurer,  Secretary  and
Assistant Secretary; and their names and places of residence are as follows:

       OFFICE                       NAME                    RESIDENCE
       ------                       ----                    ---------
President                        Isaac M. Scott        Wheeling, West Virginia
Vice-President and Treasurer     W. H. Manning         Wheeling, West Virginia
Secretary                        H. P. Beswick         Wheeling, West Virginia
Assistant Secretary and          L. W. Fransheim       Wheeling, West Virginia
Assistant Treasurer


         ARTICLE III. The directors shall be chosen annually by the stockholders at the time fixed by the by-laws of the consolidation corporation.

         The officers of the Consolidated Corporation shall be chosen by the Board of Directors in the manner and at such time as shall be prescribed by the by-laws of the Consolidated Corporation.

         ARTICLE IV. The authorized capital stock of said Consolidated Corporation is and shall be eighty-five thousand dollars ($85,000.00), divided into eight hundred and fifty (850) shares of the par value of one hundred dollars ($100.00) each, all of which are and shall be common stock. The rights, terms, and conditions of the shares of said common stock issued and to be issued shall be the same as those of the shares of the common stock of the present CONSUMERS MINING COMPANY, now outstanding, as set forth in the Certificate of Incorporation filed in the office of the Secretary of the Commonwealth of Pennsylvania, on or about May 29, 1918.

         ARTICLE  V.  The  manner  of  converting   the  capital  stock  of  the
constituent corporations, parties hereto, into the capital stock of the Consolidated Corporations, shall be as follows:

         All the present holders of stock of Consumers Mining Company shall continue to hold the same certificates of stock which they now hold and each certificates shall represent a like number of shares of the common stock of the Consolidated Corporation. Each and every of the outstanding shares of stock of the La Belle Coke Company and Wheeling Coke Company shall be forthwith exchangeable for, and convertible into, the stock of the Consolidated Corporation in the proportion and the manner following, namely:

                  Each holder of one share of stock of La Belle Coke Company, upon the surrender of the certificate therefor, duly endorsed in blank for transfer, at the office of the Consolidated Corporation, Harmarville, Pennsylvania, shall receive one (1) share of stock of said Consolidated Corporation.

                  Each holder of one share of stock of Wheeling Coke Company, upon the surrender of the certificate therefor, duly indorsed in blank for transfer, at the office of the Consolidated Corporation, Harmarville, Pennsylvania, shall receive one (1) share of the stock of said Consolidated Corporation. ARTICLE VI. Except insofar as hereinafter otherwise specifically set forth, or as provided by statute, the corporate name, franchise, rights and organization of said Consumers Mining Company shall remain intact, and said Consolidated Corporation shall notice the powers, privileges and rights granted by and shall be governed by and be subject to the certificate of incorporation of Consumers Mining Company.

         The corporate names and organization of La Belle Coke Company and Wheeling Coke Company, except insofar as the same shall continue by Statute or may be requisite for carrying out the purposes of this agreement, shall cease upon the filing of this agreement in the office of the Secretary of the Commonwealth of Pennsylvania, when adopted by the stockholders as hereinafter provided.

         ARTICLE VII. The by-laws of the said Consolidated Corporation shall be the present by-laws of the said Consumers Mining Company until changed or amended as provided therein.

         ARTICLE VIII. Upon the consummation of the act of merger and consolidation herein provided for, all and singular the rights, privileges, powers and franchises of each of said corporations and all property, real, personal and mixed, and all debts due on whatever accounts, as well as for stock subscriptions, and all other things in action or belonging to each of said corporations, shall be vested in the Consolidated Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of the three corporations, parties hereto, shall hereafter be as effectually the property of the said Consolidated Corporation as they were of the several and respective corporations, parties hereto, and the title to any and all real estate, whether by deed or otherwise vested in any of said corporations, shall not revert or be in any way impaired by reason of the said merger and consolidation; provided that all rights of creditors and all liens upon the property of any and all of said corporations, parties hereto, shall be preserved unimpaired, and the respective corporations, parties hereto, may be deemed to continue in existence in order to preserve the same; and all debts, liabilities and duties of either of said corporations, parties hereto, shall forthwith attach to said Consolidated Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, it being expressly provided that the merger and consolidation of the corporations, parties hereto, shall not in any manner impair the rights of any creditor or creditors of any of said corporations. If at any time said Consolidated Corporation shall deem or be advised that any further assignments, assurances in the law, or things are necessary or desirable to vest in the said Consolidated Corporation, the title to any property of either of said constituent corporations, the proper officers and directors of such constituent corporation shall and will execute all property assignments and assurances in the law, and do all things necessary or proper to vest title to such property in the said Consolidated Corporation and otherwise to carry out the purposes of this agreement.

         It is expressly declared that said Consolidated Corporation shall be and said Consumers Mining Company hereby covenants that, as consolidated, it shall be subject to the remedies and liabilities in such case prescribed in the said Act entitled "An Act Authorizing The Merger and Consolidation of Certain Corporations" and the said several supplements to and amendments thereof.

         ARTICLE IX. The Consolidated Corporation shall pay all expenses of merger and consolidation.

         ARTICLE X. The principal and registered office of said Consolidate Corporation in the Commonwealth of Pennsylvania shall be in the City of Harmarville, County of Allegheny.

         ARTICLE XI. This agreement shall be submitted to the stockholders of each of the corporations, parties hereto, as provided by law and shall take effect and be deemed and taken to be the agreement and act of merger and consolidation of said corporations upon the adoption thereof by the votes of the holders of a majority in amount of the entire capital stock of each of said corporations upon the doing of such other acts and things as shall be required by said "Act Authorizing the Merger and Consolidation of Certain Corporations," and the several supplements thereto and acts amendatory thereof.

         IN WITNESS WHEREOF, and as signifying to agreement of their respective Boards of Directors hereto, the said corporations, parties to this agreement, have caused these presents to be executed in their respective corporate names by their respective Presidents or Vice- Presidents and their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.


                                                  CONSUMERS MINING COMPANY
ATTEST:                                       By         Isaac M. Scott,
                H. P. Beswick,                                         President
(Seal)                        Secretary
                                                         Isaac M. Scott
                                                         Alex. Glass
                                                         Geo. W. Gehres
                                                                       Directors

                                                  LA BELLE COKE COMPANY
ATTEST:                                       By         W.H. Manning,
                H. P. Beswick,                                    Vice-President
(Seal)                        Secretary
                                                         Isaac M. Scott
                                                         Alex. Glass
                                                         Geo. W. Gehres
                                                                       Directors

                                                  WHEELING COKE COMPANY
ATTEST:                                       By         Isaac M. Scott,
                H. P. Beswick,                                         President
(Seal)                        Secretary
                                                         Isaac M. Scott
                                                         Alex. Glass
                                                         Geo. W. Gehres
                                                                       Directors

STATE OF WEST VIRGINIA                 )
                                       )    SS:
COUNTY OF OHIO                         )

         Be it Remembered, that on this 24th day of September, 1932, before me, the ________________, a Notary Public in and for the said State and County, personally appeared H. P. Beswick.

                                    EXHIBIT A
                           TO CONSUMERS MINING COMPANY
                              ARTICLES OF AMENDMENT

         NOW THEREFORE, BE IT RESOLVED, that Article 7 of the Corporation's Letters Patent, now known as Articles of Incorporation, filed on May 29, 1918, as amended by Article IV of the Corporation's Joint Agreement of Merger and Consolidation, now known as Articles of Merger, filed on September 13, 1932, be and hereby is amended by adding at the end of said Article the following:

         No nonvoting equity securities shall be issued. Any preferred stock that may hereafter be authorized by these Articles of Incorporation shall contain adequate provisions for the election of directors representing such class of preferred stock in the event of default in payment of dividends on such preferred stock.